Exhibit 99.1

AMERICREDIT REPORTS THIRD QUARTER OPERATING RESULTS

• 3rd quarter earnings of $38 million, $0.31 per share

FORT WORTH, TEXAS April 24, 2008 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $38 million, or $0.31 per share, for its fiscal third quarter ended March 31, 2008. AmeriCredit reported net income of $104 million, or $0.80 per share, for the same period a year earlier. For the nine months ended March 31, 2008, AmeriCredit reported net income of $81 million, or $0.65 per share, versus earnings of $273 million, or $2.06 per share, for the nine months ended March 31, 2007.

Net income for the three months ended March 31, 2007, included a $10 million after-tax gain ($16 million pre-tax), or $0.08 per share, related to the sale of AmeriCredit’s investment in DealerTrack Holdings, Inc., and a $21 million, or $0.16 per share, adjustment to reserves for contingent tax positions. Net income for the nine months ended March 31, 2007, included a $33 million after-tax gain ($52 million pre-tax), or $0.25 per share, related to the sale of AmeriCredit’s investment in DealerTrack Holdings, Inc.

Automobile loan purchases were $1.33 billion for the three months ended March 31, 2008, compared to $2.52 billion for the same quarter last fiscal year. Loans purchased for the nine months ended March 31, 2008, were $5.51 billion compared to $5.94 billion for the same period a year earlier. Managed receivables totaled $15.82 billion at March 31, 2008, compared to $15.15 billion at March 31, 2007.

Annualized net charge-offs totaled 6.6% of average managed receivables for the March 2008 quarter compared to 4.6% for the March 2007 quarter. For the nine months ended March 31, 2008, annualized net charge-offs were 6.3% compared to 5.2% for the same period last year.

Managed receivables 31-to-60 days delinquent were 5.3% of the portfolio at March 31, 2008, compared to 4.1% at March 31, 2007. Accounts more than 60 days delinquent were 2.3% of the portfolio at March 31, 2008, compared to 1.5% a year ago.

“Over the last several months, we have experienced modest seasonal improvement in credit performance, although credit performance remains worse year-over-year. Given the weaker credit performance and challenging capital markets, we have reduced our originations target for the calendar year to conserve liquidity and protect our franchise until economic conditions improve,” said AmeriCredit President and Chief Executive Officer Dan Berce. AmeriCredit now expects an annual origination run rate of approximately $3 billion.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers in the United States and Canada. AmeriCredit has over one million customers and more than $15 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2007. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, acquisition integration and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

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AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Revenue:
Finance charge income	$595,743	$564,104	$1,820,300	$1,550,678
Other income	42,986	34,797	123,563	102,846
Servicing income	13	571	807	9,009
Gain on sale of equity investment	—	15,801	—	51,997

	638,742	615,273	1,944,670	1,714,530

Costs and expenses:
Operating expenses	100,016	109,370	308,065	291,753
Leased vehicles depreciation	9,679	76	24,112	76
Provision for loan losses	250,659	189,028	851,817	537,733
Interest expense	208,084	186,610	633,378	485,941
Restructuring charges	9,150	757	8,857	1,143

	577,588	485,841	1,826,229	1,316,646

Income before income taxes	61,154	129,432	118,441	397,884
Income tax provision	22,989	25,700	37,547	124,490

Net income	$38,165	$103,732	$80,894	$273,394

Earnings per share:
Basic	$0.33	$0.88	$0.70	$2.29

Diluted	$0.31	$0.80	$0.65	$2.06

Weighted average shares	114,692,272	117,540,639	114,850,727	119,539,921

Weighted average shares and assumed incremental shares	126,728,797	131,166,057	127,244,120	133,693,242

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Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	March 31, 2008	June 30, 2007	March 31, 2007
Cash and cash equivalents	$484,175	$910,304	$615,395
Finance receivables, net	14,920,808	15,102,370	14,367,447
Restricted cash – securitization notes payable	1,009,890	1,014,353	1,144,173
Restricted cash – credit facilities	254,857	166,884	194,693
Property and equipment, net	58,282	58,572	59,041
Leased vehicles, net	217,342	33,968	4,352
Deferred income taxes	274,657	151,704	153,521
Goodwill	212,595	208,435	200,497
Other assets	186,273	164,430	145,792

Total assets	$17,618,879	$17,811,020	$16,884,911

Credit facilities	$3,418,571	$2,541,702	$3,004,774
Securitization notes payable	10,882,696	11,939,447	10,883,909
Senior notes	200,000	200,000	—
Convertible debt	750,000	750,000	750,000
Funding payable	28,834	87,474	93,170
Accrued taxes and expenses	207,669	199,059	188,984
Other liabilities	145,333	18,188	14,404

Total liabilities	15,633,103	15,735,870	14,935,241

Shareholders’ equity	1,985,776	2,075,150	1,949,670

Total liabilities and shareholders’ equity	$17,618,879	$17,811,020	$16,884,911

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Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$38,165	$103,732	$80,894	$273,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,223	4,528	58,683	24,025
Accretion and amortization of fees	9,528	(3,307)	20,120	(17,266)
Provision for loan losses	250,659	189,028	851,817	537,733
Deferred income taxes	(7,808)	(28,917)	(71,019)	(28,875)
Stock-based compensation expense	2,850	5,054	15,402	14,375
Gain on sale of available for sale securities	—	(15,801)	—	(51,997)
Other	1,834	516	3,663	2,576
Changes in assets and liabilities:
Other assets	38,828	23,869	(41,823)	27,174
Accrued taxes and expenses	(30,164)	21,321	5,147	5,923

Net cash provided by operating activities	325,115	300,023	922,884	787,062

Cash flows from investing activities:
Purchase of receivables	(1,349,368)	(2,542,356)	(5,475,655)	(6,283,184)
Principal collections and recoveries on receivables	1,610,081	1,621,219	4,729,917	4,252,500
Distributions from gain on sale Trusts	—	248	7,466	92,957
Net purchases of property and equipment	(1,001)	(6,270)	(7,719)	(9,271)
Net purchases of leased vehicles	(19,899)	(3,466)	(192,449)	(3,466)
Proceeds from sale of available for sale securities	—	18,661	—	62,961
Acquisition of LBAC, net of cash acquired	—	(257,813)	—	(257,813)
Net change in restricted cash and other	(102,281)	(197,472)	(98,959)	(209,284)

Net cash provided (used) by investing activities	137,532	(1,367,249)	(1,037,399)	(2,354,600)

Cash flows from financing activities:
Net change in credit facilities	942,518	401,371	876,422	695,970
Net change in securitization notes payable	(1,486,411)	384,858	(1,060,947)	771,631
Proceeds from issuance of convertible debt	—	—	—	497,376
Repurchase of common stock	—	—	(127,901)	(323,964)
Proceeds from issuance of common stock	505	4,638	14,051	47,864
Other net changes	(1,165)	(3,878)	(13,924)	(15,271)

Net cash (used) provided by financing activities	(544,553)	786,989	(312,299)	1,673,606

Net (decrease) increase in cash and cash equivalents	(81,906)	(280,237)	(426,814)	106,068
Effect of Canadian exchange rate changes on cash and cash equivalents	(1,006)	(1,754)	685	(3,913)
Cash and cash equivalents at beginning of period	567,087	897,386	910,304	513,240

Cash and cash equivalents at end of period	$484,175	$615,395	$484,175	$615,395

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Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Origination volume	$1,327,112	$2,518,336	$5,513,048	$5,943,072
Loans securitized	—	1,919,503	3,713,833	4,895,244

Average on-book receivables	$16,187,675	$14,669,061	$16,261,870	$12,993,241
Average gain on sale receivables	—	31,500	9,459	132,185

Average managed receivables	$16,187,675	$14,700,561	$16,271,329	$13,125,426

	March 31, 2008	June 30, 2007	March 31, 2007
On-book receivables	$15,820,314	$15,922,458	$15,123,907
Gain on sale receivables	—	24,091	28,979

Managed receivables	$15,820,314	$15,946,549	$15,152,886

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Operating expenses	$100,016	$109,370	$308,065	$291,753

Annualized operating expenses as a percent of average managed receivables	2.5%	3.0%	2.5%	3.0%

Tax rate	37.6%	19.9%	31.7%	31.3%

	March 31, 2008	June 30, 2007	March 31, 2007
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	5.3%	4.7%	4.1%
Greater than 60 days	2.3	2.1	1.5

Total	7.6%	6.8%	5.6%

Managed portfolio:
(% of ending managed receivables)
31 - 60 days	5.3%	4.7%	4.1%
Greater than 60 days	2.3	2.1	1.5

Total	7.6%	6.8%	5.6%

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	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	5.8%	5.0%	6.2%	6.0%

Managed portfolio (% of average managed receivables)	5.8%	5.0%	6.2%	6.0%

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Net charge-offs:
On-book	$266,371	$165,117	$772,508	$510,134

Managed portfolio	$266,371	$165,175	$772,546	$515,008

Annualized net charge-offs as a percent of average receivables:
On-book	6.6%	4.6%	6.3%	5.2%

Managed portfolio	6.6%	4.6%	6.3%	5.2%

Annualized net recoveries as a percent of gross repossession charge-offs:
On-book	43.9%	49.5%	45.2%	49.0%

Managed portfolio	43.9%	49.5%	45.2%	49.0%

	March 31, 2008	June 30, 2007	March 31, 2007
On-book receivables:
Principal	$15,820,314	$15,922,458	$15,123,907
Allowance for loan losses and nonaccretable acquisition fees	(899,506)	(820,088)	(756,460)

	$14,920,808	$15,102,370	$14,367,447

Allowance as a percentage of on-book receivables	5.7%	5.2%	5.0%

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The Company’s net margin as reflected on the consolidated income statements is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Finance charge income	$595,743	$564,104	$1,820,300	$1,550,678
Other income	42,986	34,797	123,563	102,846
Interest expense	(208,084)	(186,610)	(633,378)	(485,941)

Net margin	$430,645	$412,291	$1,310,485	$1,167,583

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Finance charge income	14.8%	15.6%	14.9%	15.9%
Other income	1.1	1.0	1.0	1.1
Interest expense	(5.2)	(5.2)	(5.2)	(5.0)

Annualized net margin as a percent of average on-book receivables	10.7%	11.4%	10.7%	12.0%

Contact:

Investor Relations	Media Relations
Caitlin DeYoung	John Hoffmann
(817) 302-7394	(817) 302-7627

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